SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective May 15, 2012, the Restated Certificate of Incorporation of CytRx Corporation, a Delaware corporation (the "Company"), was amended pursuant to a Certificate of Amendment (the "Certificate of Amendment") filed with the Delaware Secretary of State to enable the Company's Board of Directors to effect a reverse stock split of the Company's outstanding common stock at any time prior to next year’s annual meeting of the stockholders of the Company in the range of between 1-for-3 and 1-for-12.  A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective May 15, 2012, the Company approved a reverse stock split of the Company's outstanding shares of common stock on a 1-for-7 basis (the “Stock Split”), pursuant to the Certificate Amendment.  As a result of the Stock Split, the Company's issued and outstanding shares of common stock decreased from approximately 149.1 million pre-Stock Split shares to approximately 21.3 million post-Stock Split shares.

The Stock Split will be effective at the market opening on May 16, 2012, at which time the Company's common stock will begin trading on the NASDAQ Stock Market on a split-adjusted basis.  The Company’s common stock will continue to trade under the symbol “CYTR,” however, the Company’s common stock will trade under a new CUSIP number.

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Annual Meeting of Stockholders

An annual meeting (“Annual Meeting”) of the stockholders of the Company was held on May 14, 2012.  The Company filed its definitive proxy statement (the “Proxy Statement”) in connection with the Annual Meeting with the U.S. Securities and Exchange Commission on April 2, 2012 (which can be viewed at: www.sec.gov).  The Company’s stockholders considered the following proposals at the Annual Meeting:

•	Proposal I: a proposal to re-elect each of Max Link, Ph.D. and Richard L. Wennekamp to the Company’s Board of Directors to serve as Class III Directors until the 2015 Annual Meeting of Stockholders;

•
Proposal II:  a proposal to approve an amendment to the Company's Restated Certificate of Incorporation to enable the Company's Board of Directors to effect a reverse stock split of the Company's outstanding common stock at any time prior to next year’s annual meeting of the Company's stockholders in the range of between 1-for-3 and 1-for-12;

•
Proposal III:  a proposal to approve an amendment to the Company's 2008 Stock Incentive Plan to fix the aggregate number of shares of the Company's common stock subject to the 2008 Plan at 5,000,000 shares, subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split;

•
Proposal IV:  a proposal to approve an amendment to the Company's 2008 Stock Incentive Plan to fix the limitation on awards of stock options during any twelve-month period to any one participant at 500,000 shares, subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split;

•	Proposal V: a proposal to approve on an advisory basis the compensation of the Company's named executive officers as disclosed in the Proxy Statement; and

•	Proposal VI: a proposal to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Voting Results

Proposal I:  the election of Class III Directors was approved as follows:

Name of Director	“FOR” votes	“WITHHELD” votes
Max Link, Ph.D.	47,009,954	7,199,550
Richard L. Wennekamp	46,984,194	7,225,310

In addition, there were 51,873,380 broker non-votes in connection with this proposal.

Proposal II:  the approval of an amendment to the Company’s Restated Certificate of Incorporation to enable the Company's Board of Directors to effect a reverse stock split of the Company's outstanding common stock at any time prior to next year’s annual meeting of the Company's stockholders in the range of between 1-for-3 and 1-for-12, was approved with 87,616,870 “FOR” votes, 17,846,924 “AGAINST” votes and 619,090 “ABSTAIN” votes.

Proposal III:  the approval of an amendment to the Company's 2008 Stock Incentive Plan to fix the aggregate number of shares of the Company's common stock subject to the 2008 Plan at 5,000,000 shares, subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split, was approved with 31,499,628 “FOR” votes, 20,646,350 “AGAINST” votes and 2,063,526 “ABSTAIN” votes.

In addition, there were 51,873,380 broker non-votes in connection with this proposal.

Proposal IV:  the approval of an amendment to the Company's 2008 Stock Incentive Plan to fix the limitation on awards of stock options during any twelve-month period to any one participant at 500,000 shares, subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split, was approved with 32,090,777 “FOR” votes, 19,997,578 “AGAINST” votes and 2,121,149 “ABSTAIN” votes.

In addition, there were 51,873,380 broker non-votes in connection with this proposal.

Proposal V:  the approval on an advisory basis of the compensation of the Company's named executive officers as disclosed in the Proxy Statement, was approved with 40,793,019 “FOR” votes, 12,706,226 “AGAINST” votes and 710,259 “ABSTAIN” votes.

In addition, there were 51,873,380 broker non-votes in connection with this proposal.

Proposal VI:  the ratification of BDO USA, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, was approved with 99,295,877 “FOR” votes, 5,783,030 “AGAINST” votes and 1,003,977 “ABSTAIN” votes.

ITEM 8.01                      OTHER EVENTS

On May 15, 2012, the Company issued a press release announcing the Stock Split.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. .

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation.
99.1	Press Release dated May 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2012	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer